                                 SCHEDULE I
                          SUMMARY OF INVESTMENTS
                  OTHER THAN INVESTMENTS IN RELATED PARTIES
                           (Dollars in thousands)


                                                                        Balance
                                                                          Sheet
December 31, 1998                            Cost 1         Value        Amount
_______________________________________________________________________________
TYPE OF INVESTMENT
Fixed maturities, available for sale:
 Bonds:
  United States government and govern-
   mental agencies and authorities         $13,568       $13,742       $13,742
  Foreign governments                        2,028         2,036         2,036
  Public utilities                          67,710        67,809        67,809
  Corporate securities                     365,569       367,489       367,489
  Other asset-backed securities             99,877        99,112        99,112
  Mortgage-backed securities               191,020       191,797       191,797
                                        ___________   ___________   ___________
  Total fixed maturities, available
   for sale                                739,772       741,985       741,985

Equity securities:
 Common stocks:  industrial, miscel-
  laneous and all other                     14,437        11,514        11,514

Mortgage loans on real estate               97,322                      97,322
Policy loans                                11,772                      11,772
Short-term investments                      41,152                      41,152
                                        ___________                 ___________
Total investments                         $904,455                    $903,745
                                        ===========                 ===========

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.


                                SCHEDULE III
                     SUPPLEMENTARY INSURANCE INFORMATION
                          (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  B           C          D          E         F
________________________________________________________________________________
                                            Future
                                            Policy               Other
                                  De-    Benefits,              Policy
                               ferred      Losses,              Claims    Insur-
                               Policy       Claims      Un-        and      ance
                               Acqui-          and   earned      Bene-  Premiums
                               sition         Loss  Revenue       fits       and
Segment                         Costs     Expenses  Reserve    Payable   Charges
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Year ended December 31, 1998:

Life insurance              $204,979     $881,112   $3,840         --   $39,119

Period October 25, 1997
 through December 31, 1997:

Life insurance                12,752      505,304    1,189        $10     3,834

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                   N/A          N/A      N/A        N/A    18,288

Period August 14, 1996
 through December 31, 1996:

Life insurance                11,468      285,287    2,063         --     8,768

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                   N/A          N/A      N/A        N/A    12,259


                                  SCHEDULE III
                  SUPPLEMENTARY INSURANCE INFORMATION - CONTINUED
                             (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  G           H          I          J         K
________________________________________________________________________________

                                                     Amorti-
                                          Benefits    zation
                                           Claims,        of
                                            Losses  Deferred
                                  Net          and    Policy     Other
                              Invest-      Settle-    Acqui-    Opera-
                                 ment         ment    sition      ting  Premiums
Segment                        Income     Expenses     Costs Expenses*   Written
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Year ended December 31, 1998:

Life insurance               $42,485      $96,968   $5,148   ($26,406)        --

Period October 25, 1997
 through December 31, 1997:

Life insurance                 5,127        7,413      892      1,137         --

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                21,656       19,401    1,674     20,234         --

Period August 14, 1996
 through December 31, 1996:

Life insurance                 5,795        7,003      244      8,066         --

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                 4,990        5,270    2,436      8,847         --

*This includes policy acquisition costs deferred for first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business. The cost related to first year interest bonuses and the extra credit bonus are included in benefits claims, losses and settlement expenses.



                                 SCHEDULE IV
                                 REINSURANCE

Column A                Column B       Column C  Column D     Column E Column F
_______________________________________________________________________________
                                                                        Percen-
                                                  Assumed               tage of
                                       Ceded to      from                Amount
                           Gross          Other     Other          Net  Assumed
                          Amount      Companies Companies       Amount   to Net
_______________________________________________________________________________
 At December 31, 1998:
 Life insurance in
  force            $181,456,000   $111,552,000        --  $69,904,000       --
                   ============= ============== ========= ============ ========

 At December 31, 1997:
 Life insurance in
  force            $149,842,000    $96,686,000        --  $53,156,000       --
                   ============= ============== ========= ============ ========
 At December 31, 1996:
 Life insurance in
  force             $86,192,000    $58,368,000        --  $27,824,000       --
                   ============= ============== ========= ============ ========